UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): NOVEMBER 14, 2016 moleculin biotech, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2575 WEST BELLFORT, SUITE 333, HOUSTON TX 77054

(Address of principal executive offices and zip code)

(713) 300-5160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 14, 2016, the Audit Committee (the “Committee”) of the Board of Directors of Moleculin Biotech, Inc. (the “Company”), after discussion with management and its independent registered public accountants, determined that the Company’s unaudited consolidated financial statements for the quarter ended June 30, 2016, as reported in the Company’s Quarterly Report on Form 10-Q filed on August 15, 2016 should no longer be relied upon due to an error identified therein, and that a restatement of these financial statements is required.

In preparing the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, the Company has identified the following non-cash errors due to an error in the accounting for the business combination of Moleculin, LLC. The Company currently estimates that, upon correction of the error:

1 – The net loss for the three and six months ended June 30, 2016 was overstated by approximately $256,889 due to amortization of an intangible which was recorded in error. Upon correction, the net loss for the three and six months ended June 30, 2016 will be $738,727 and $1,070,968, respectively.

2 – A liability in the amount of $750,000 should not have been reflected in the balance sheet as of June 30, 2016. Upon correction for this and item 1 above, the total for Liabilities and Stockholders’ Equity will be $18,740,288.

3 – Intangibles were overstated by $750,000 before the amortization mentioned above. Upon correction, total assets will be $18,740,288.

The analysis of the corrections is on-going, and there can be no assurance that the final corrected amounts will not differ materially from the estimates reflected herein or that additional errors will not be identified and corrected for.

The Company expects to file an amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 after it has completed its work with respect to the restatement.

Controls and Procedures

As a result of the errors discussed above and resulting restatement of previously issued financial statements, management has concluded that at least one material weakness existed in the Company’s internal control over financial reporting and that, as a result, internal control over financial reporting and disclosure controls and procedures were not effective as of June 30, 2016, specifically as it relates to accounting for business combinations. Management has engaged a consultant to assist with such accounting.

Management is continuing to assess the Company’s internal control over financial reporting and disclosure controls and procedures. Since management has not completed its evaluation of the impact of the restatement on its internal control over financial reporting, there can be no assurance that additional control deficiencies which represent material weaknesses will not be identified.

Discussion with Independent Registered Public Accountants

The Committee has discussed the matters disclosed in this Current Report on Form 8-K with GBH CPAs, PC, the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the nature of the corrected accounting methodology, the estimated impact of these corrections on both historical and future financial results, the timing of the amended quarterly report on Form 10-Q, and management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the U.S. Securities and Exchange Commission of the amended periodic report described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the U.S. Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: November 18, 2016
	By:	/s/ Jonathan Foster
Jonathan Foster
Chief Financial Officer

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